2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter Michielutti
Senior Vice President,
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN-WEEK PERIOD ENDED JULY 28, 2012

Minneapolis, MN, August 29, 2012 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen-week and twenty-six-week periods ended July 28, 2012.  As previously announced, the Company changed its fiscal year-end to the Saturday nearest to the end of January, from the Saturday nearest to the end of February, to better align the Company’s financial reporting periods with its operational cycle and with other specialty retail companies.  In this release, financial results for the second fiscal quarter are compared to the thirteen-week period ended July 30, 2011.

Results for the Thirteen-Week Period Ended July 28, 2012

•                  Net sales totaled $103.4 million, as compared to $105.6 million in the comparable period last year.  During the quarter the Company operated an average of 113, or 15%, fewer stores than during the comparable period last year.

•                  Same store sales increased 5.5% in the second quarter of fiscal 2012, as compared to the comparable period last year.

•                  Operating loss totaled $2.2 million and included a $4.7 million pre-tax, non-cash benefit related to restructuring charges.  This compares to an operating loss of $6.3 million for the thirteen weeks ended July 30, 2011.

•                  Net loss for the quarter totaled $2.2 million, or $0.06 per share, including the $4.5 million after-tax, or $0.13 per share, non-cash benefit related to restructuring charges.  Net loss for the thirteen weeks ended July 30, 2011 totaled $6.2 million, or $0.18 per share.

Joel Waller, President and Chief Executive Officer, commented, “Our second quarter performance reflects marked improvement in our business, demonstrating that our strategic initiatives are taking hold.  Our comparable store sales, merchandise margin rate and inventory levels all showed significant improvement compared to the prior quarter and exceeded our expectations.  We drove positive comparable store sales through the execution of our merchandising and marketing strategies, which also resulted in sequential improvement in our merchandise margins.  We have substantially completed our real estate restructuring program and signed a new credit agreement that enhances our financial flexibility.  Overall, the second quarter was a pivotal period for Christopher & Banks and we look forward to building continued momentum in the second half of fiscal 2012 and beyond.”

Results for the Twenty-Six-Week Period Ended July 28, 2012

•                  Total net sales were $197.1 million, as compared to $216.0 million for the twenty-six weeks ended July 30, 2011.  Same-store sales decreased 4.9% in the first half of fiscal 2012.

•                  Operating loss totaled $15.6 million, and included a $5.5 million pre-tax, non-cash benefit related to restructuring charges.  This compares to an operating loss of $14.6 million for the comparable twenty-six week period last year.

•                  Net loss for the twenty-six weeks ended July 28, 2012 was $15.6 million, or $0.44 per diluted share, which incorporates a tax provision of approximately $0.1 million and a $5.4 million after-tax, or $0.15 per share, non-cash benefit related to restructuring charges.  This compares to a net loss of $14.4 million, or $0.41 per diluted share, for the twenty-six weeks ended July 30, 2011.

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $40.5 million as of July 28, 2012, up $6.8 million from $33.7 million at the end of the first quarter of fiscal 2012.  Inventory totaled $38.7 million as of July 28, 2012, compared to $39.7 million as of July 30, 2011.

During the second quarter of fiscal 2012, the Company entered into a new senior secured revolving credit facility in the amount of up to $50 million with Wells Fargo Capital Finance.  This new credit facility provides committed revolving funding through July 2017 and replaces the Company’s $50 million credit facility that was scheduled to mature on June 30, 2014.

For the twenty-six-week period ended July 28, 2012, the Company had no outstanding borrowings under its current or prior revolving credit facility and capital expenditures totaled approximately $2.6 million.

Real Estate Restructuring Efforts

As part of the Company’s real estate restructuring efforts, all 103 stores identified for closure were closed as of July 28, 2012, with two of those closures occurring in the second quarter of this fiscal year.  The Company also closed 15 additional stores in the normal course of business, for a total of 17 store closures in the second quarter ended July 28, 2012.  The Company also opened one new dual store during the second quarter.  For the current fiscal year, the Company intends to conserve cash by minimizing the number of new store openings.

Outlook for the Second Half of Fiscal 2012

For the second half of this fiscal year, the Company expects:

•                  Positive same-store sales for both the third and fourth fiscal quarters;

•                  Merchandise margins in the second half of the year to exceed the comparable period last year;

•                  200 to 300 basis points of positive leverage on occupancy expense for the twelve months ending February 2, 2013, when compared to the twelve months ended January 28, 2012;

•                  SG&A to be in the range of $35 million to $36 million for the third quarter, and $36 million to $37 million for the fourth quarter, which includes a 14th week;

•                  Inventory levels to be in-line with the Company’s sales expectations for the second half of the year;

•                  Marketing expenditures for the second half of this fiscal year to be greater than the first half of the fiscal year but less than the same period last year; and

•                  Depreciation and amortization to be roughly $18 million in fiscal 2012 and capital expenditures of approximately $6 million for the full fiscal year.

Conference Call Information

The Company will discuss its second quarter results in a conference call scheduled for today, August 29, 2012, at 4:30 p.m. Eastern time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until September 5, 2012.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until September 5, 2012.  This audio replay may be accessed by dialing (877) 870-5176 and using the passcode 1199741.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of August 29, 2012, the Company operates 644 stores in 44 states consisting of 390 Christopher & Banks stores, 174 stores in their women’s plus size clothing division CJ Banks, 55 dual stores and 25 outlet stores.  The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include statements (i) that for the current fiscal year the Company intends to conserve cash by minimizing the number of new store openings; (ii) that the Company expects positive same-store sales for both the third and fourth fiscal quarters; (iii) that merchandise margins in the second half of the year are expected to exceed those in the comparable period last year; (iv) that the Company expects 200 to 300 basis points of positive leverage on occupancy expense for the twelve months ending February 2, 2013, as compared to the twelve months ended January 28, 2012; (v) that SG&A expenses are expected to be in the range of $35 million to $36 million for the third quarter and $36 million to $37 million for the fourth quarter, which includes a 14th week; (vi) that inventory levels are expected to be in-line with the Company’s sales expectations for the second half of the year; (vii) that marketing expenditures for the second half of this fiscal year are expected to be greater than the first half of the fiscal year but less than the same period last year; and (viii) that depreciation and amortization are expected to be roughly $18 million in fiscal 2012 and capital expenditures are expected to be approximately $6 million for the full fiscal year. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release. The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “Investor Relations” and you are urged to carefully consider all such factors.

###

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF OPERATIONS

FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED

JULY 28, 2012, JULY 30, 2011 AND AUGUST 27, 2011(1)

(in thousands, except per share data)

	Thirteen Weeks Ended			Twenty-six Weeks Ended
	July 28,	July 30,	August 27,	July 28,	July 30,	August 27,
	2012	2011	2011	2012	2011	2011

Net sales	$103,436	$105,578	$96,230	$197,058	$215,982	$220,062

Costs and expenses:
Merchandise, buying and occupancy	74,751	71,426	68,403	146,719	149,646	149,229
Selling, general and administrative	30,633	34,077	34,505	61,459	69,171	69,936
Depreciation and amortization	4,907	6,352	6,267	9,939	11,716	11,851
Impairment and restructuring	(4,696)	—	—	(5,494)	—	—
Total costs and expenses	105,595	111,855	109,175	212,623	230,533	231,016

Operating loss	(2,159)	(6,277)	(12,945)	(15,565)	(14,551)	(10,954)

Interest income	36	68	76	89	163	155

Loss before income taxes	(2,123)	(6,209)	(12,869)	(15,476)	(14,388)	(10,799)

Income tax provision (benefit)	74	(7)	113	134	(6)	293

Net loss	$(2,197)	$(6,202)	$(12,982)	$(15,610)	$(14,382)	$(11,092)

Basic loss per share:

Net loss	$(0.06)	$(0.18)	$(0.37)	$(0.44)	$(0.41)	$(0.31)

Basic shares outstanding	35,631	35,496	35,520	35,616	35,491	35,512

Diluted loss per share:

Net loss	$(0.06)	$(0.18)	$(0.37)	$(0.44)	$(0.41)	$(0.31)

Diluted shares outstanding	35,631	35,496	35,520	35,616	35,491	35,512

Dividends per share	$—	$0.06	$0.06	$—	$0.12	$0.12

(1)  In January 2012, the Company changed its fiscal year end to the Saturday closest to the end of January from the Saturday closest to the end of February.  The Company has provided financial results for the thirteen and twenty-six weeks ended July 30, 2011 on a comparable basis to the thirteen and twenty-six weeks ended July 28, 2012.  The Company’s prior year second quarter included the thirteen weeks ended August 27, 2011.

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE BALANCE SHEET

(in thousands)

	July 28,	August 27,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$40,516	$36,747
Short-term investments	—	35,263
Merchandise inventories	38,658	53,666
Other current assets	8,572	12,076
Total current assets	87,746	137,752

Property, equipment and improvements, net	48,881	72,943

Other assets:
Long-term investments	—	23,806
Other	432	278
Total other assets	432	24,084

Total assets	$137,059	$234,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable(1)	$24,213	$36,285
Accrued salaries, wages and related expenses	4,964	6,544
Accrued liabilities(1)	20,770	17,568
Total current liabilities	49,947	60,397

Other liabilities:
Deferred lease incentives	6,865	14,256
Deferred rent obligations	3,502	6,909
Lease termination fees	185	—
Other	1,926	2,664
Total other liabilities	12,478	23,829

Stockholders’ equity:
Common stock	467	457
Additional paid-in capital	118,333	116,412
Retained earnings	68,545	146,272
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive income	—	123
Total stockholders’ equity	74,634	150,553

Total liabilities and stockholders’ equity	$137,059	$234,779

(1)   Certain prior year amounts have been reclassified to conform to the current year presentation.

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF CASH FLOWS

(in thousands)

	Twenty-six
	Weeks Ended
	July 28,	August 27,
	2012	2011

Cash flows from operating activities:
Net loss	$(15,610)	$(11,092)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	9,939	11,851
Amortization of premium on investments	11	35
Loss on disposal of furniture, fixtures and equipment	50	—
Impairment of store assets	139	—
Change in deferred lease liabilities(1)	(2,058)	(1,274)
Stock-based compensation expense	966	1,631
Gain on investments, net	(531)	(18)
Changes in operating assets and liabilities:
Increase in accounts receivable	(254)	(1,971)
Decrease (increase) in merchandise inventories	797	(14,455)
Increase in prepaid expenses	(335)	(1,367)
Decrease in income taxes receivable	214	3,657
Increase in other current assets	(71)	—
Decrease in other assets	184	36
Increase in accounts payable(1)	4,747	21,201
Decrease in accrued liabilities(1)	(9,078)	(5,701)
Decrease in lease termination fee liability	(7,847)	—
Increase in other liabilities	7	132
Net cash provided by (used in) operating activities	(18,730)	2,665

Cash flows from investing activities:
Purchases of property, equipment and improvements	(2,599)	(8,213)
Proceeds from sale of furniture, fixtures, and equipment	33	—
Purchases of investments	—	(33,008)
Sales of investments	21,403	35,994
Net cash provided by (used in) investing activities	18,837	(5,227)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(23)	(124)
Deferred financing costs	(350)	—
Dividends paid	—	(4,279)
Net cash used in financing activities	(373)	(4,403)

Net decrease in cash and cash equivalents	(266)	(6,965)

Cash and cash equivalents at beginning of period	40,782	43,712

Cash and cash equivalents at end of period	$40,516	$36,747

(1)   Certain prior year amounts have been reclassified to conform to the current year presentation.